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                                                                   EXHIBIT 10.21

                                                                   CONFIDENTIAL

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made and entered into as of April 10, 1995 (the "Effective Date"), between Jeffrey M. Mickeal (the "Executive"), and 2Way Media, Inc. (the "Company").

                                WITNESSETH THAT:

     WHEREAS, the parties desire to enter into this Agreement pertaining to the Executive's employment by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

     1. Term. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive as Chief Financial Officer of the Company during the Agreement Term (as defined below) and the Executive hereby agrees to remain in the employ of the Company and, in such capacity, to provide services during the Agreement Term in accordance with this Agreement. The "Agreement Term" shall be the period beginning on the Effective Date and ending on the first anniversary thereof; provided, however, that unless one party gives written notice to the contrary to the other party at least 60 days in advance of the last day of the Agreement Term, the Agreement Term shall be automatically extended for 12-month periods.

     2. Duties. The Executive agrees that, during the Agreement Term, while he is employed by the Company, he will devote his full time, energies and talents to serving as the Chief Financial Officer of the Company and shall be the principal accounting and financial officer of the Company. The Executive shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Company; (b) have charge and custody of all funds and securities of the Company, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the Office of Chief Financial Officer and such other duties as may from time to time be prescribed by the Board of Directors, Chief Executive Officer or President. The Executive will report directly to the Company's Chief Executive Officer and President. The Executive shall perform all duties assigned to him faithfully and efficiently, subject to the directions of the Chief Executive Officer and President of the Company. Notwithstanding the foregoing provisions of this
Section 2, the Executive may devote reasonable time to performing consulting services for entities other than the Company to the extent that such activities do not, in the reasonable judgment of the Board of Directors (the "Board"), inhibit or prohibit the performance of the Executive's duties or obligations under this Agreement or conflict in any material way with the business of the Company.


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     3.   Compensation. Subject to the terms and conditions of this Agreement, during the Agreement Term while he is employed by the Company, the Company shall compensate the Executive for his services as follows:

          (a) The Executive shall receive an annual salary (the "Base Salary") of $80,000.00. The Executive's Base Salary shall be payable in substantially equal monthly or more frequent installments, in accordance with the regular payroll practices of the Company.

          (b) The Executive's cash compensation package shall be reviewed annually by the Board beginning with the first anniversary of the Effective Date.

          (c) The Executive shall be eligible to participate in employee benefit plans maintained from time to time by the Company on terms and conditions that are substantially similar to those that apply to other management employees of the Company, as in effect from time to time, including any long-term disability or dental programs that may be established by the Company in its sole discretion.

          (d) The Executive will be provided with parking, similar to that provided to the Company's other senior executives, at the Company's office at the Company's expense.

          (e) The Executive shall be reimbursed, on terms and conditions that are substantially similar to those that apply to other management employees of the Company, for reasonable expenses for entertainment, travel (local and out of town), meals, lodging and similar items actually incurred by him in the promotion of the Company's business.

          (f) The Executive shall be entitled to paid vacations in accordance with the Company's policy in effect from time to time for similarly situated employees; provided, however, that in no event shall the Executive be entitled to less than three weeks' vacation for any calendar year.

          (g) The President of the Company will recommend to the Board that the Executive be awarded, as soon as practicable after the Effective Date, incentive stock options to purchase 260 shares of common stock of the Company under the terms of the 2Way Media, Inc. 1994 Stock Option Plan (the "Stock Option Plan") which options shall have an

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          exercise price equal to the fair market value on the date of grant, will vest monthly over a five year period beginning 90 days after the Effective Date (with 3 months' vesting to occur on such 90th day), subject to the terms of the Stock Option Plan and the option agreement evidencing the grant of such options. The Executive shall continue to be eligible for future awards under the Stock Option Plan in accordance with its terms.

     4. Rights Upon Termination. The Executive's employment with the Company may be terminated during the Agreement Term by the Company or the Executive for any reason upon no less than two weeks' notice (the date on which such termination of employment, if any, occurs being referred to herein as the Executive's "Termination Date"); provided, however, that any termination by the Company on account of Cause (as defined in paragraph 4(b)) shall be effective upon notice to the Executive and shall not be subject to any advance notice requirement. In the event of any such termination, the Executive's right to benefits and payments under this Agreement for periods after his Termination Date shall be determined in accordance with the following provisions of this
Section 4:

     (a) If the Executive's Termination Date occurs during the Agreement Term for any reason, the Executive shall be entitled to the following payments and benefits, in addition to any payments or benefits to which the Employee may be entitled under the specific terms of any employee benefit plans or arrangements or the following provisions of this Section 4 (other than this paragraph 4(a)):

          (i) his accrued but unpaid Base Salary for the period ending with his Termination Date;

          (ii) his earned but unpaid bonuses, if any, for the period ending with his Termination Date;

          (iii) payment for accrued but unpaid vacation days, determined as of his Termination Date in accordance with the Company's policy as in effect from time to time.

          Payments to be made to the Executive pursuant to this paragraph 4(a) shall be made in a lump sum as soon as practicable after the Executive's Termination Date but in no event more than 60 days thereafter.

     (b)  If the Executive's Termination Date occurs during the


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          Agreement Term on account of (i) Cause (as defined below), (ii) the
          Executive's death, (iii) the Executive's disability (as defined below), (iv) voluntary resignation (including notice by the Executive to the Company in accordance with Section 1 that the Agreement Term will not be extended past the last day of the then current 12-month period), or (v) the mutual agreement of the Executive and the Company, then, except as otherwise expressly provided in this Agreement or as agreed in writing between the Executive and the Company, the Company shall have no obligation to make payments or provide benefits under this Agreement for periods after the Executive's Termination Date. For purposes of this Agreement, "Cause" shall be determined by the Board in good faith and shall mean (1) the willful and continued failure by the Executive to substantially perform his duties for the Company; (2) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; (3) an illegal or negligent action of the Executive which substantially and adversely affects the Company; or (4) the violation by the Executive of the provisions of
          Section 5 or 6 of this Agreement. For purposes of this Agreement, the term "disability" shall mean the inability of the Executive, with reasonable accommodation, to continue to perform his duties under this Agreement on a full-time basis as a result of mental or physical illness, sickness or injury for a period of 90 days within any 12-month period, as determined in the sole reasonable discretion of the Board after receipt of an opinion by a physician selected by the Executive. The Executive shall be entitled to payment of his Base Salary for any period of disability, up to a maximum of 90 days within any 12-month period.

     (c) If, in accordance with Section 1, the Company gives notice to the Employee that the Agreement Term will not be extended past the last day of the then current 12-month period, then, in addition to the benefits and payments to be provided pursuant to paragraph 4(a), the Executive shall be entitled to receive from the Company for the period commencing on the last day of the then current 12-month period and ending on the earliest of (i) the date which is three months after the last day of the then current 12-month period, (ii) the first day on which the Employee violates the provisions of Section 5 or 6, or (iii) the date of the Employee's death, the Base Salary described in paragraph 3(a), as in effect on the last day of the then current 12-month period,

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      payable in accordance with paragraph 3(a).

(d) If the Executive's Termination Date occurs during the Agreement Term and is on account of the Executive's termination of employment by the Company for reasons other than Cause (and is not on account of any reason described in paragraph 4(b) or does not occur under circumstances to which paragraph 4(c) applies) and after the date which is 90 days after the Effective Date, then in addition to the benefits and payments to be provided pursuant to paragraph 4(a), the Executive shall be entitled to receive from the Company for the period commencing on his Termination Date and ending on the earlier of (i) the date which is five months after his Termination Date, (ii) the first date on which the Executive violates the provisions of Section 5 or 6, or (iii) the date of the Executive's death, the Base Salary described in paragraph 3(a), as in effect on his Termination Date, payable in accordance with paragraph 3(a).

(e) Notwithstanding any other provision of this Agreement, the Executive's Termination Date shall be deemed to be on account of termination by the Company for reasons other than Cause if his employment is terminated by the Company within six months of a Change in Control and, upon such termination of employment, the Executive shall be entitled to benefits, if any, pursuant to paragraph (d). For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest to occur of the following events (i) the shareholders of the Company (determined as of the Effective Date) cease to own, either directly or indirectly, at least 50% of the voting power of all outstanding common stock of the Company, or
      (ii) the election to the Board of directors constituting a majority of the number of directors in office unless such directors are individuals who were directors on the Effective Date or were recommended for election by the Board as comprised on the Effective Date. Once a Change in Control has occurred for purposes of this Agreement, no future events which would otherwise constitute a Change in Control shall entitle the Executive to benefits pursuant this paragraph (e).



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     5.   Confidentiality. The Executive hereby agrees that:

     (a) Except as may be required by law or the lawful order of a court or agency of competent jurisdiction or as expressly consented to or authorized by the Company, he will not, directly or indirectly, disclose, or use for his own benefit or for the benefit of any other person or entity (other than the Company) any secret or confidential information, customer lists, supplier information or any other information pertaining to the Company or the business, financial affairs or products of the Company which is not public.

     (b) Upon his Termination Date, he will promptly return to the Company any and all records, documents, physical property, information or other materials relating to the business of the Company obtained by him during his course of employment with the Company.

Nothing in the foregoing provisions of this Section 5 shall be construed so as to prevent the Executive from using in connection with employment for himself or an employer other than the Company knowledge that he possessed prior to his employment with the Company.

     6. Noncompetition. The Executive hereby agrees that, except as expressly permitted by Section 2:

     (a) During the Agreement Term he will not, directly or indirectly, own an interest in, operate, join, control, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any corporation, partnership, proprietorship, firm, association, person, or other entity producing, designing, providing, soliciting orders for, selling, distributing, or marketing products, goods, equipment,or services that directly or indirectly compete with the Company's product or the Company's business.

     (b) For one year following his Termination Date, he will not undertake any employment or activity competitive with the Company's business of publishing an interactive CD-ROM music magazine in which the loyal and complete fulfillment of the duties of the competitive employment or activity would call on him to reveal, to make judgments on, or otherwise to use any confidential business information or trade secrets of the Company's business to which he had access during the course of his employment with the Company.

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The foregoing provisions of this Section 6 shall not apply if the Company ceases to exist other than by reason of merger, sale of stock, sale of assets, reorganization or other corporate transaction or if the Company ceases to publish an interactive CD-ROM music magazine.

        7. Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of Section 5 or 6 and he agrees that the Company, in addition to any other remedies available to it for a breach or threatened breach of such Sections, shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relied, restraining the Executive from any actual or threatened breach of either Section 5 or 6. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

        8. Withholding. All compensation payable under this Agreement shall be subject to applicable withholding taxes and other employment taxes as required with respect to compensation paid by an employer to an employee.

        9. Nonalienation. The Executive's interests under this Agreement are not subject to the claims of his creditors and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

        10. Amendment. This Agreement may by amended or cancelled only by mutual written agreement of the parties hereto without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

        11. Applicable Law. The provisions of this Agrement shall be construed in accordance with the laws of the state of California.

        12. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforeceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid ore unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

        13. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as



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a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take actions at any time while such breach continues.

     14. Successors. This Agreement shall be binding upon and insure to the benefit of the Executive, the Company and the Company's successors and assigns, including, without limitation, any corporation into which the Company is merged and any other person or entity acquiring or succeeding to, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     15. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

     (a) in case of delivery by overnight service with guaranteed next day delivery, the next day or the date designated for delivery;

     (b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

     (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be available to the addresses set forth below:

to the Company:

2Way Media, Inc.
1632 5th Street
Suite 330
Santa Monica, California 90401

Attention: President
to the Executive:



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     Jeffrey M. Mickeal
     2181 North El Molino
     Altadena, California 91001


     16. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement (or the breach of this Agreement), including whether Cause exists, shall be settled by final, binding and non-appealable arbitration in Los Angeles, California by three arbitrators. Except as otherwise provided in this Section 16, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. This Section 16 shall not be construed to limit the Company's right to obtain relief under Section 7 with respect to any matter or controversy subject to
Section 7 and, pending a final determination by the arbitrator with respect to any such matter or controversy, the Company shall be entitled to obtain any such relief by direct application to a court of law, without being required to first arbitrate such matter or controversy.

     17. Costs of Enforcement. If it becomes necessary for either party to retain legal counsel or incur other costs or expenses in connection with either enforcing or defending against any allegations of breach of this Agreement by the other party, the prevailing party shall be entitled to recover from the other party costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such enforcement or defense.

     18. Entire Agreement. Except as otherwise noted herein or in any separation agreement subsequently entered into by the Executive and the Company, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. The enforceability of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive's employment with the Company.

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     IN WITNESS WHEREOF, the Executive has hereunto set his hand and the
Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


                                        /s/ JEFFREY M. MICKEAL
                                        -------------------------------
                                             Executive


                                        2Way Media, Inc.

                                        By  /s/ ROBERT D. ROBACK
                                        -------------------------------
                                             Its   President




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